FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

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                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
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   ORLANDO                                                             LONDON
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   TAMPA                                                            SINGAPORE
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                                                                       TAIPEI
                              WRITER'S DIRECT LINE




                                 March 12, 1996



   Badger Paper Mills, Inc.
   200 West Front Street
   P. O. Box 149
   Peshtigo, Wisconsin  54157-0149

   Ladies and Gentlemen:

             We have acted as counsel for Badger Paper Mills, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 300,000 shares of the Company's common stock, no par value (the "Common Stock"), which may be issued pursuant to the Badger Paper Mills, Inc. Profit Sharing Plan and Trust for Union Employees (the "Plan").

             We have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. Shares of Common Stock may be acquired by the Plan directly from the Company. To the extent that the shares of Common Stock are acquired by the Plan directly from the Company, such shares of Common Stock, when issued in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six (6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (and judicial interpretations thereof).

             We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,

                                      FOLEY & LARDNER